Exhibit 10.3

Form of Letter Agreement for Executives

, 2006
Community Banks, Inc.
777 East Park Drive
Harrisburg, PA 17111

Ladies and Gentlemen:

Community Banks, Inc. (“CMTY”) and BUCS Financial Corp (“BFC”) are considering entering into an Agreement (the “Merger Agreement”), pursuant to which, and subject to the terms and conditions set forth therein: (a) CMTY will acquire BFC by a merger of BFC with and into CMTY; (b) stockholders of BFC will receive shares of CMTY common stock and/or cash in exchange for their shares of BFC common stock owned on the closing date; and (c) option holders of BFC will receive cash in exchange for options exercisable for common stock of BFC outstanding on the closing date (the foregoing, collectively, the “Transactions”).

I have been advised that I may be deemed to be an “affiliate” of BFC for purposes of certain rules issued by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.

I understand that CMTY is requiring, as a condition to its execution and delivery to BFC of the Agreement, that I execute and deliver to CMTY this Letter Agreement. Intending to be legally bound hereby, I irrevocably agree and represent as follows:

1. I agree to vote or cause to be voted for approval of the Merger Agreement all shares of BFC common stock over which I exercise sole or shared voting power (other than shares held in a fiduciary capacity) as of the record date of the BFC shareholder meeting at which the Merger Agreement will be presented for approval.

2. Through the conclusion of the Transactions, I agree not to offer, sell, exercise, transfer or otherwise dispose of, or to permit the offer, sale, transfer or other disposition of, any shares of BFC common stock over which I exercise sole or shared voting power (other than shares held in a fiduciary capacity) or any options that I hold to acquire shares of BFC common stock.

3. I have sole or shared voting power (other than shares held in a fiduciary capacity) over the number of shares of BFC common stock, and hold stock options for the number of shares of BFC common stock, if any, set forth below opposite my signature line. CMTY recognizes that with respect to any such shares which have been pledged to a third party (which are specifically identified below), I will not be able to control the voting or disposition of such shares in the event of a default.

4. I agree not to offer, sell, transfer or otherwise dispose of any shares of CMTY common stock received pursuant to the Transactions, except:

(a) at such time as a registration statement under the Securities Act of 1933, as amended (“Securities Act”), covering sales of such CMTY common stock is effective and a prospectus is made available under the Securities Act;

(b) within the limits, and in accordance with the applicable provisions of, Rule 145 under the Securities Act (“Rule 145”); or

(c) in a transaction which, in an opinion of counsel satisfactory to CMTY or as described in a “no-action” or interpretive letter from the staff of the SEC (a “No Action Letter”), is not required to be registered under the Securities Act;

and I acknowledge and agree that CMTY is under no obligation to register the sale, transfer or other disposition of CMTY common stock by me or on my behalf, or to take any other action necessary to make an exemption from registration available.

5. CMTY shall take all steps necessary to ensure that CMTY is in compliance with all those requirements of Rule 145 and Rule 144 with which CMTY must comply in order for the resale provisions of Rule 145(d) to be available to me.

6. I agree that CMTY shall not be bound by any attempted sale of any shares of CMTY common stock acquired by me pursuant to the Transactions, and CMTY’s transfer agent shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and I further agree that the certificate representing shares of CMTY common stock acquired by me pursuant to the Transactions by me may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement, stating in substance as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d), OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (C) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

The undersigned understands and hereby further acknowledges that the legend set forth above will be removed from any such certificate (by delivery of a substitute certificate without such legend) and CMTY will instruct its transfer agent to remove such legend from any such certificate, if the undersigned delivers to CMTY (i) satisfactory written evidence that the shares of CMTY common stock represented by any such certificate have been sold in compliance with Rule 145(d) (as such rule may be hereafter amended) (in which case, the substitute certificate will be issued in the name of the transferee), (ii) a No Action Letter, or (iii) an opinion of counsel, in form and substance reasonably satisfactory to CMTY, to the effect that public sale of shares represented by such certificate by the holder thereof is no longer subject to the restrictions imposed by Rule 145.

7. I represent that I have the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against me in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles.

I am signing this Letter Agreement in my capacity as a shareholder of BFC and not in any other capacity (including as a director or Executive). This Letter Agreement shall be effective upon acceptance by CMTY.

Execution of this Agreement by the undersigned is not an admission by the undersigned that he or she is an “affiliate” for purposes of the Rule 145 of the Securities Act.

This Letter Agreement shall terminate concurrently with, and automatically upon, any termination of the Merger Agreement in accordance with its terms, except that any such termination shall be without prejudice to CMTY’s rights arising out of any willful breach of any covenant or representation contained herein.

Very truly yours,

Name:

Witness

Number of shares held:
Sole voting power:	_______	Shared voting power:	_______

Number of pledged
shares:	_______

Accepted:
COMMUNITY BANKS, INC.

By:
Name: Eddie L. Dunklebarger, Chairman, President and CEO